UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2014

KITE REALTY GROUP TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street
Suite 1100
Indianapolis, IN	46204
(Address of principal executive offices)	(Zip Code)

(317) 577-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(b):  Dr. Richard A. Cosier and Mr. Gerald L. Moss each has notified Kite Realty Group Trust (the “Company”) of his intention to retire from the Board of Trustees of the Company (the “Board”) effective upon, and subject to, the closing of the Company’s pending merger transaction with Inland Diversified Real Estate Trust, Inc. (“Inland Diversified”).  These resignations are consistent with the terms of the Agreement and Plan of Merger, dated as of February 9, 2014, among the Company, Inland Diversified and KRG Magellan, LLC, pursuant to which it is contemplated that following the completion of the transaction, the Company’s Board of Trustees will consist of nine trustees, including three designees of Inland Diversified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

May 2, 2014	/s/ Daniel R. Sink
Daniel R. Sink
Executive Vice President and Chief Financial Officer